Exhibit 99.1
ADDENDUM TO PROSPECTUS
1.	Introduction
EpiCept Corporation (“EpiCept”), a Delaware corporation, is in the process of merging one of its wholly owned subsidiaries, Magazine Acquisition Corp., with another Delaware corporation, Maxim Pharmaceuticals, Inc. (“Maxim”). The merger is governed by the General Corporation Law of the State of Delaware (the “DGCL”). On completion of the merger, Maxim will become a wholly-owned subsidiary of EpiCept.
It is the intention of EpiCept that following completion of the merger of Magazine Acquisition Corp. with Maxim, EpiCept’s shares shall be listed on the Nasdaq National Market in New York (primary listing) and on the O-list of the Stockholm Stock Exchange (secondary listing). EpiCept has submitted applications for listing to both of the aforementioned market places.
EpiCept has prepared and filed with the U.S. Securities and Exchange Commission (“SEC”), the prospectus attached hereto as Exhibit A (the “U.S. Prospectus”). The U.S. Prospectus was approved and registered by the SEC on November 10,2005.
As part of the secondary listing of EpiCept’s shares on the Stockholm Stock Exchange, a listing prospectus also has to be prepared under Swedish rales (the “Swedish Prospectus”), The Swedish Prospectus must be approved by the Swedish Financial Supervisory Authority (Finansinspektionen) prior to the listing of EpiCept’s shares on the Stockholm Stock Exchange. The U.S. Prospectus will form the basis of the Swedish Prospectus, which will consist of the following documents:
(i)	the U.S. Prospectus;

(ii)	this addendum (the “Addendum”); and

(iii)	a summary and a Swedish translation thereof (attached hereto as Exhibit B, the “Summary”).
Following approval of the Swedish Prospectus, all of the aforementioned documents will be posted on EpiCept’s website, www.epicept.com. together with information of particular interest for Swedish investors and the Swedish market. Such information will consist of (i) a brief description of differences between the accounting principles generally accepted in the United States of America (“US GAAP”) and International Financial Reporting Standards (“IFRS”), (ii) material legal differences between United States (Delaware or applicable U.S. federal law) and Swedish law with respect to rights of shareholders, (iii) a description of how the EpiCept shares will be registered and handled by VPC AB, the Swedish Central Securities Depository and Clearing Organisation, (iv) a description of certain tax issues of relevance for a Swedish shareholder, and (v) a description of how EpiCept will disclose information to the Swedish Market following the listing on the Stockholm Stock Exchange.

This Addendum consists of additional disclosures (other than those contained in the U.S. Prospectus) that are required under Swedish prospectus rules. The Swedish Prospectus is intended for shareholders of EpiCept and potential investors domiciled in Sweden only and may under no circumstances be distributed to persons in countries where such distribution is unlawful, such as the United States, Canada and Japan.
2.	Additional Disclosures
Below follow certain disclosures required to be made under Annex I-III to the Prospectus Regulation (809/2004), which have not been disclosed in the U.S. Prospectus. The additional disclosures follow the headings and order set out in Annex I-III.
2.1	Persons Responsible (Section 1 of Annex I)

2.1.1	EpiCept, represented by its Chief Executive Officer, Mr. John V. Talley, is responsible for the information in the U.S. Prospectus concerning EpiCept, the information in the Summary and the information in this Addendum. Maxim,represented by its President and Chief Executive Officer, Mr. Larry Stambaugh, is responsible for the information in the U.S. Prospectus concerning Maxim.

2.1.2	To the best of my knowledge, and after having taken all reasonable care to ensure that such is the case, the information contained in the U.S. Prospectus concerning EpiCept, in the Summary and in this Addendum, is in accordance with the facts and contains no omission likely to affect its import.
John W. Talley Chief Executive Officer, EpiCept Corporation

2.1.3	To the best of my knowledge, and after having taken all reasonable care to ensure that such is the case, the information contained in the U.S. Prospectus concerning Maxim is in accordance with the facts and contains no omission likely to affect its import.

Larry Stambaugh President and Chief Executive Officer, Maxim Pharmaceuticals, Inc.

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2.2	Selected Financial Information (Section 3 of Annex I)
Financial information for the interim period ended on September 30, 2005 is appended to this Addendum as Exhibit C (Form 10-Q as filed with the SEC).
2.3	Capital Resources (Section 10 of Annex I)
An update of EpiCept’s capital resources is included in Form 10-Q to be disclosed as described under Section 2.2 above.
2.4	Trend Information (Section 12.1 of Annex I)
EpiCept will undertake to inform the Stockholm Stock Exchange and Finansinspektionen of any events occurring after the date of this Addendum, which may have a material effect on EpiCept and its business and which have not been disclosed in the U.S. Prospectus or the Swedish Prospectus.
2.5	Administrative, Management and Supervisory Bodies and Senior Management (Section 14 of Annex I)
At the date hereof, the name of the second director to be appointed to the board of EpiCept by Maxim is not known. The names of the other directors are disclosed in the U.S. Prospectus together with the other information to be disclosed under Section 14 of Annex I (except for the additional information disclosed under this Section 2.5). EpiCept confirms that the U.S. Prospectus contains a complete description of all public companies and partnerships of which each member of the Board of Directors or management of EpiCept has been a member of the administrative, management or supervisory bodies or partner at any time in the previous five years, indicating whether or not the individual is still a member of the administrative, management or supervisory bodies or partner of such public company or partnership.
2.5.1	The business address of each of John Talley, Robert Cook, Dov Elefant, Earle Lockhart, Oliver Wiedemann, Dileep Bhagwat, Robert Savage, Guy Jackson, Ernst-Günter Afting, Thorlef Spickshen and Gerhard Waldheim is: c/o EpiCept Corporation, 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, U.S.A.

The business address of Gert Caspritz is: c/o Techno Venture Management, 101 Arch Street, Boston, MA 02110, U.S.A.

The business address of Mark Docherty is: c/o Merlin Biosciences Limited, 33 King Street, St. James’, London, SW1Y 6RJ, United Kingdom.

2.5.2	To the best of EpiCept’s knowledge, there are no family relationships between any of the persons referred to in Section 2.5.1 above.

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2.5.3	To the best of EpiCept’ s knowledge, none of the following circumstances has occurred in relation to any of the persons referred to in Section 2.5.1 above:
(i)	any convictions in relation to fraudulent offences for at least the previous five years;

(ii)	any bankruptcies, receiverships or liquidations with which such person, who was acting in the capacity of member of the administrative, management or supervisory bodies or as a founder, was associated for at least the previous five years;

(iii)	any official public incrimination and/or sanctions of such person by statutory or regulatory authorities (including designated professional bodies) or disqualification of such person by a court from acting as a member of the administrative, management or supervisory bodies of an issuer or from acting in the management or conduct of the affairs of any issuer for at least the previous five years.
2.5.4	Other than the potential conflicts of interest disclosed on page 87-88 in the U.S. Prospectus, to the best of EpiCept’s knowledge, there are no potential conflicts of interests between the duties to EpiCept of the persons referred to in Section 2.5.1 and their private interests or other duties.

2.6	Remuneration and Benefits (Section 15 of Annex I)

2.6.1	The total remuneration paid to the Board of Directors of EpiCept in fiscal year 2004 amounted to $ 0.00. The total remuneration paid to the Board of Directors of EpiCept in fiscal year 2005, to date, amounts to $ 0.00.

2.6.2	EpiCept Corporation does not set aside or accrue any amounts to provide pension, retirement or similar benefits.

2.7	Board Practices (Section 16 of Annex I)

To the best of EpiCept’s knowledge, it complies with the corporate governance regime(s) applicable to it under U.S. and Delaware law.

2.8	Employees (Section 17.1 of Annex I)
At the end of each financial year during the period covered by the historical financial information disclosed in the U.S. Prospectus, EpiCept’s workforce has consisted of 13 full-time employees.

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2.9	Pro Forma Financial Information (Section 20.2 of Annex I and Section 5 of Annex II)

2.9.1	Pro forma information for the period up to and including 30 September 2005 is appended to this Addendum as Exhibit D.

2.9.2	The pro forma information provided in the Swedish Prospectus (including the U.S. Prospectus) has not been audited and an audit report has not been issued on the pro forma information.

2.10	Additional Information/Share Capital (Section 21.1 of Annex I)

2.10.1	At the completion of the merger with Maxim, EpiCept will have the authority to issue 55,000,000 shares of capital stock, with a par value of $ 0.0001 per share, consisting of (i) 50,000,000 shares of common stock, par value $ 0.0001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share.

2.10.2	At the date hereof, there are 6,846,985 shares of common stock issued and outstanding (without giving effect to the one-for-four reverse stock split that will occur immediately prior to the merger) and 15,314,694 shares of preferred stock issued and outstanding. All of the issued and outstanding shares have been fully paid. At the time of listing (after giving effect to the merger and assuming that the merger closes on January 4, 2006 and no options are exercised), EpiCept estimates that 20,343,113 shares of common stock and 0 shares of preferred stock, each with a par value of $0.0001, will be issued and outstanding.

2.10.3	At January 1, 2005, there were 6,798,485 shares of common stock and 15,314,694 shares of preferred stock outstanding. At December 31, 2005, 6,846,985 shares of common stock and 15,314,694 shares of preferred stock are issued and outstanding.

No more than 10% of EpiCept’s capital stock has been paid for with assets other than cash within the period covered by the historical financial information.

2.10.4	At the time of listing, other than the options described below, there will be no convertible securities, exchangeable securities or warrants outstanding. The table below shows relevant details concerning the options presently outstanding and the options to be granted in connection with the merger with Maxim. The latter options will be granted on the effective date of the merger and will expire 10 years thereafter. The strike price will be set at the fair market value of the EpiCept common stock on the date the merger closes.

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Date	Option Holders	Options	Exercise price	Expiration Date
5-1-99	Gavril Pasternak	10 000	$0.30	5-1-09
6-24-99	Earle Lockhart	60 000	$0.75	6-24-09
6-24-99	Jan Misskerg	30 000	$0.75	6-24-09
8-18-99	Oliver Wiedemann	40 000	$0.75	8-18-09
8-18-99	Gabrielle Nesslauer	10 000	$0.75	8-18-09
8-18-99	Uschi Lang	5 000	$0.75	8-18-09
10-28-99	Oliver Wiedemann	40 000	$0.30	10-28-09
10-28-99	Gabrielle Nesslauer	20 000	$0.30	10-28-09
10-28-99	Uschi Lang	10 000	$0.30	10-28-09
12-20-99	Dov Elefant	40 000	$0.30	12-20-09
5-1-00	Gavril Pasternak	20 000	$0.30	5-1-10
9-26-00	Dov Elefant	60 000	$0.30	9-26-10
9-26-00	Earle Lockhart	90 000	$0.30	9-26-10
9-26-00	Oliver Wiedemann	40 000	$0.30	9-26-10
9-26-00	Jan Misskerg	14 000	$0.30	9-26-10
9-26-00	Gabrielle Nesslauer	10 000	$0.30	9-26-10
9-26-00	Uschi Lang	5 000	$0.30	9-26-10
12-4-00	Dennis Everton	40 000	$0.30	12-4-10
12-18-00	Dov Elefant	125 000	$0.30	12-18-10
12-18-00	Earle Lockhart	75 000	$0.30	12-18-10
5-1-01	Gavril Pasternak	30 000	$0.30	5-1-11
7-19-01	Oliver Wiedemann	60 000	$0.30	7-19-11
7-19-01	Ernst-Gunter Afting	7 500	$0.30	7-19-11
11-1-01	Jack Talley	332 333	$0.30	11-1-11

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Date	Option Holders	Options	Exercise price	Expiration Date
1-1-02	Jack Talley	333 333	$0.30	1-1-12
1-1-02	Jack Talley	8 334	$0.30	1-1-12
1-1-02	Bruce Mackier	10 000	$0.30	1-1-12
3-1-02	Misha Backonja	10 000	$0.50	3-1-12
3-1-02	Howard Maibach	10 000	$0.50	3-1-12
3-1-02	Christoph Stein	10 000	$0.50	3-1-12
4-29-02	Scott Kozak[1]	180 000	$0.50	4-29-12
7-19-02	Ernst-Gunter Afting	7 500	$0.50	7-19-12
7-19-03	Ernst-Gunter Afting	7 500	$0.50	7-19-13
7-19-03	Mark Docherty	7 500	$0.50	7-19-13
Merger	Jack Talley	4 477 939	tbd	10 years
Merger	Dov Elefant	112 500	tbd	10 years
Merger	Earle Lockhart	112 500	tbd	10 years
Merger	Oliver Wiedemann	90 000	tbd	10 years
Merger	Jan Misskerg	22 500	tbd	10 years
Merger	Dennis Everton	20 000	tbd	10 years
Merger	Gabrielle Nesslauer	20 000	tbd	10 years
Merger	Uschi Lang	10 000	tbd	10 years
Merger	Bob Cook	772 405	tbd	10 years
Merger	Dileep Bhagwat	225 000	tbd	10 years
Merger	Corey Sohmer	120 000	tbd	10 years
Merger	Bob Savage	400 000	tbd	10 years
Merger	Guy Jackson	140 000	tbd	10 years
Merger	Gerhard Waldheim	140 000	tbd	10 years
	Totals Options	8 420 844

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At the time of listing, after giving effect to the consummation of the merger and the one-for-four reverse stock split contemplated thereby, there will be options outstanding to acquire a total number of 2,105,211 shares of EpiCept common stock.

2.10.5	The following describes the history of EpiCept’s share capital, highlighting information about any changes, for the period covered by the historical financial information.

On January 1, 2002, EpiCept had 6,572,768 shares of common stock, par value $0.0001, issued and outstanding and 15,261,469 shares of preferred stock, par value $0.0001, issued and outstanding consisting of: 3,315,160 shares of Series A preferred stock, 3,106,736 shares of Series B preferred stock and 8,839,573 shares of Series C preferred stock.

In 2002, EpiCept granted options to certain executive officers and directors to purchase an aggregate of 566,667 shares of EpiCept common stock under EpiCept’s 1995 Stock Option Plan at a weighted average exercise price of $0.32 per share. In addition, EpiCept also granted options to purchase an aggregate of 80,000 shares of EpiCept’s common stock under the 1995 Stock Option Plan at a weighted average exercise price of $0.48 per share.

In November 2002, EpiCept entered into a convertible bridge loan in an aggregate amount of up to $5,000,000 which is currently convertible in 2,348,154 shares of EpiCept common stock at a conversion price of $1.50. In connection with the purchase of the convertible bridge loan, each lender also received stock purchase warrants that will expire at the effective time of the merger with Maxim and are currently exercisable for 15,445,858 shares of EpiCept common stock at an exercise price of $0.157.

In 2002, a total of 28,591 stock options to purchase shares of common stock were exercised.

In 2003, EpiCept granted options to certain directors to purchase an aggregate of 45,000 shares of EpiCept common stock under the EpiCept 1995 Stock Option Plan at a weighted average exercise price of $0.50 per share. In 2003, a total of 2,000 stock options to purchase shares of common stock were exercised.

In 2004, 195,126 stock options to purchase shares of common stock were exercised and 74,528 Series A warrants (issued in 1997) to purchase 53,225 shares of Series A preferred stock via a net share issuance were exercised.

In March 2005, EpiCept completed the private placement of $4.0 million in aggregate principal amount of its 8% Senior Notes due 2006 which are currently convertible into 4,475,238 shares of EpiCept common stock at a conversion price of $0.71 contingent on closing of the merger. In connection with the purchase of the 2006 Notes, each investor also purchased stock purchase warrants exercisable into EpiCept common stock. In connection

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with and contingent on the merger, all of the investors other than the Sanders Investors, have agreed to cancel their stock purchase warrants. The stock purchase warrants held by the Sanders Investors will expire at the effective time of the merger and are currently exercisable for 88,384 shares of EpiCept common stock at an exercise price of $0.99 contingent on closing of the merger.

In November 2005, EpiCept completed the private placement of $2.0 million in aggregate principal amount of its 8% Senior Notes due 2006 to certain of its existing stockholders. The November 2005 Senior Notes mature on October 30, 2006. In connection with the merger, all investors will convert their November 2005 Senior Notes into approximately 711,788 shares of common stock of EpiCept at a conversion price of $ 0.71 contingent on closing of the merger.

In 2005 (through the date hereof), 48,500 stock options to purchase shares of common stock were exercised. Thus, considering the aforementioned changes of the share capital, at the date hereof, EpiCept has 6,846,985 shares of common stock, par value $0.0001, issued and outstanding and 15,314,694 shares of preferred stock, par value $0.0001, issued and outstanding consisting of: 3,368,385 shares of Series A preferred stock, 3,106,736 shares of Series B preferred stock and 8,839,573 shares of Series C preferred stock.

2.11	Additional Information/Memorandum and Articles of Association, Section 21.2 of Annex I)

2.11.1	Article 3 of EpiCept’s certificate of incorporation states that the purpose of EpiCept is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.

2.11.2	Subject to the provisions of the DGCL and any certificate of designations relating to preferred stock, the rights of holders of common and preferred stock of EpiCept can be modified by the board of directors with the approval of a majority of the shareholders authorized to vote on such matters.

2.11.3	There are no provisions in the articles of association, statutes, charter or bylaws of EpiCept, stipulating an ownership threshold above which shareholder ownership must be disclosed.

2.11.4	The certificate of incorporation provides that the number of authorized shares of common stock and/or preferred stock of EpiCept may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of EpiCept entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

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2.12	Third Party Information etc. (Section 23 of Annex I)

Certain information in the U.S. Prospectus relating to market share data has been sourced from IMS Health, a healthcare information provider in the United States. Such information has been accurately reproduced and so far as EpiCept is aware and is able to ascertain from information published by IMS Health, no facts have been omitted which would render the reproduced information inaccurate or misleading.

2.13	Documents on Display (Section 24 of Annex I)

Copies of EpiCept’s certificate of incorporation and bylaws and consolidated historical financial statements (including the independent auditors’ report thereon) for the last three fiscal years will be available for inspection on EpiCept’s website at www.epicept.com or via the website of the SEC at www.sec.gov.

2.14	Key Information (Section 3 of Annex III)

2.14.1	An update of EpiCept’s working capital statement is appended to this Addendum as Exhibit E.

2.14.2	Statement of capitalization and indebtedness based on the pro forma information as of September 30, 2005 are as follows:
Pro Forma Capitalization as of September 30, 2005

(Numbers in
$000s)
Total Current Debt:
Guaranteed	$—
Secured	$253
Unguaranteed / Unsecured	$1,446
Total Non Current Debt
Guaranteed	$—
Secured	$—
Unguaranteed / Unsecured	$3,558
Shareholder’s Equity
Share Capital	$104,308
Legal Reserve	$—
Other Reserve	$—

Total	$109,565

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Pro Forma Indebtedness as of September 30, 2005

		(Numbers in
		$000s)
A.	Cash	$7,999
B.	Cash Equivalent	$—
C.	Trading Securities	$15,206
D.	Liquidity (A) + (B) + (C)	$23,205
E.	Current Financial Receivable	—
F.	Current Bank debt	$253
G.	Current portion of non current debt	$1,446
H.	Other current financial debt	$—
I.	Current Financial Debt (F) + (G) + (H)	$1,699
J.	Net Current Cash (D) + (E) - (I)	$21,506
K.	Non Current Bank loan	$—
L.	Bonds issued	$—
M.	Other non-current loans	$3,558
N.	Non current Financial Indebtedness (K) +(L) + (M)	3,558
O.	Net Cash (J) - (N)	$17,948
2.15	Information Concerning the Securities to Be Admitted to Trading (Section 4 of Annex III)

2.15.1	CUSIP: 294264 20 5 ISIN: US2942642057.

2.15.2	EpiCept’s common stock will be in registered form and will be held in both certificated form and book-entry form at the option of the stockholder. The entity in charge of keeping the stock transfer records in the United States will be Wachovia Bank, N.A.

2.16	Admission to Trading and Dealing Arrangements (Section 6 of Annex III)

See Section 2.10 above.

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Exhibit B
SUMMARY
1. Introduction
          The following is a summary of the listing prospectus (the “Swedish Prospectus”) prepared by EpiCept Corporation (“EpiCept”) in relation to the secondary listing of its shares on the O-list of the Stockholm Stock Exchange. The Swedish Prospectus consists of two parts, namely:
(i)	a prospectus prepared by EpiCept and approved and registered by the U.S. Securities and Exchange Commission (“SEC”) on November 10, 2005 (the “U.S. Prospectus”); and

(ii)	an addendum to the U.S. Prospectus containing additional disclosures and updated information required under Swedish prospectus rules.
          Prior to the secondary listing on the Stockholm Stock Exchange, EpiCept will merge its wholly-owned subsidiary, Magazine Acquisition Corp., with another Delaware corporation, Maxim Pharmaceuticals, Inc. (“Maxim”).
2. Note to the Summary
          EpiCept warns the reader that:
(i)	the summary should be read as an introduction to the Swedish Prospectus;

(ii)	any decision to invest in EpiCept’s shares should be based on consideration of the Swedish Prospectus as a whole by the potential investor;

(iii)	where a claim relating to the information contained in a prospectus is brought before a court, the plaintiff/investor might, under the applicable national legislation have to bear the costs of translating the prospectus before the legal proceedings are initiated; and

(iv)	civil liability attaches to those persons who have tabled the summary, including any translation thereof, and applied for its notification, but only if the summary is misleading, inaccurate or inconsistent when read together with the other parts of the Swedish Prospectus.
3. Information on EpiCept
          EpiCept was incorporated in Delaware, U.S.A., in 1993. EpiCept’s principal executive offices are located at 270 Sylvan Avenue, Englewood Cliffs, New Jersey 07632, U.S.A. EpiCept has a wholly-owned subsidiary, EpiCept GmbH, based in Munich, Germany, which is engaged in research and development activities on EpiCept’s behalf.
          EpiCept is a specialty pharmaceutical company focused on the development and commercialization of topically-delivered prescription pain management therapeutics. EpiCept has six product candidates in clinical development; three in late-stage clinical development that are ready to enter, or have entered, pivotal Phase IIb or Phase III clinical trials, and three that have completed initial Phase II clinical trials. All of its product candidates target moderate-to-severe pain that is influenced, or mediated, by nerve receptors located just beneath the skin’s surface. EpiCept’s product candidates utilize proprietary formulations and several topical delivery technologies to administer FDA (“Food and Drug Administration”)-approved pain management therapeutics, or analgesics. EpiCept believes using FDA-approved analgesics reduces the risks associated with new drug development, lowers its development costs and speeds time-to-market. EpiCept’s product candidates are designed to provide effective pain relief with fewer adverse side effects than systemically-delivered drugs, which are absorbed into the bloodstream. None of EpiCept’s products have been approved by the FDA or its counterparts in other countries.
4. EpiCept’s Strategy
     EpiCept’s objective is to address unmet medical needs in pain management by developing a broad portfolio of topically-delivered prescription analgesics for the treatment of moderate-to-severe pain where existing treatments are ineffective or cause significant adverse side effects. To achieve this objective, the key elements of EpiCept’s strategy are to:
•	Focus EpiCept’s development efforts on topically-delivered analgesics targeting peripheral nerve receptors.

•	Focus EpiCept’s development efforts on FDA-approved drugs.

•	Opportunistically enter into development and commercialization alliances for EpiCept’s products.
5. EpiCept’s Strategic Alliances
     EpiCept has established strategic alliances with Adolor with respect to EpiCept’s LidoPAIN SP product candidate for the treatment of pain associated with surgical incisions and with Endo with respect to EpiCept’s LidoPAIN BP product candidate for the treatment of lower back pain. These strategic alliances are designed to provide EpiCept with operating capital and supplement EpiCept’s development and marketing capabilities. EpiCept intends to selectively pursue additional strategic alliances as appropriate.
6. EpiCept’s Intellectual Property
     EpiCept’s commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of its technologies and drug candidates as well as successfully defending these patents against third-party challenges. EpiCept has various compositions of matter and use patents, which have claims directed to its product candidates or methods of their use. EpiCept’s patent policy is to retain and secure patents for the technology, inventions and improvements related to its core portfolio of product candidates. EpiCept currently owns nineteen issued U.S. patents, seven issued foreign patents, and seventeen pending U.S. and foreign patent applications. EpiCept also relies on trade secrets, technical know-how and continuing innovation to develop and maintain its competitive position.

7. EpiCept’s Employees
     EpiCept’s workforce consists of 12 full-time employees, three of whom hold a Ph.D. or M.D., and one of whom holds other advanced degrees. Of EpiCept’s total workforce, five are engaged in research and development, and eight are engaged in business development, finance and administration.
8. Epicept Selected Historical Consolidated Financial Information
     The following EpiCept selected historical consolidated financial information is only a summary and you should read the following financial information together with “EpiCept Management’s Discussion and Analysis of Financial Condition and Results of Operations” and EpiCept’s consolidated financial statements and the notes thereto included in the Swedish. Prospectus.
     The following tables present EpiCept’s selected consolidated statement of operations data for the years ended December 31, 2000, 2001, 2002, 2003 and 2004 and the nine month periods ended September 30, 2004 and 2005, and consolidated balance sheet data as of December 31, 2000, 2001, 2002, 2003 and 2004 and as of September 30, 2005. EpiCept’s consolidated statement of operations data for the years ended December 31, 2002, 2003 and 2004 and EpiCept’s consolidated balance sheet data as of December 31, 2003 and 2004 have been derived from EpiCept’s audited consolidated financial statements included in the U.S. Prospectus. EpiCept’s consolidated statement of operations data for the year ended December 31, 2001 and consolidated balance sheet data as of December 31, 2002 have been derived from EpiCept’s audited consolidated financial statements not included in the U.S. Prospectus. EpiCept’s consolidated statement of operations data for the year ended December 31, 2000 and EpiCept’s consolidated balance sheet data as of December 31, 2000 and 2001 have been derived from EpiCept’s unaudited consolidated financial statements not included in the U.S. Prospectus. EpiCept’s consolidated balance sheet data as of September 30, 2005 and consolidated statements of operations data for the nine month periods ended September 30, 2005 and 2004 have been derived from EpiCept’s unaudited condensed consolidated financial statements included in the Swedish Prospectus.

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						Nine Months Ended
	Years Ended December 31,					September 30,
	2000	2001	2002	2003(1)	2004	2004(3)	2005
	(Dollars in thousands, except share and per share data)

Consolidated Statements of Operations Data:
Revenue	$—	$—	$—	$377	$1,115	$981	$1,134

Operating expenses:
General and administrative	1,904	3,394	3,493	3,407	4,408	3,148	4,589
Research and development	2,784	4,085	4,874	1,641	1,785	1,272	1,387

Total operating expenses	4,688	7,479	8,367	5,048	6,193	4,420	5,976

Loss from operations	(4,688)	(7,479)	(8,367)	(4,671)	(5,078)	(3,439)	(4,842)
Other income (expense), net	(2,070)	186	(1,509)	(5,364)	(2,806)	(2,123)	(305)

Loss before benefit for income taxes	(6,758)	(7,293)	(9,876)	(10,035)	(7,884)	(5,562)	(5,147)
Benefit for income taxes	235	278	225	74	275	—	—

Net loss	(6,523)	(7,015)	(9,651)	(9,961)	(7,609)	(5,562)	(5,147)
Deemed dividend and redeemable convertible preferred stock dividends	(301)	(1,254)	(1,288)	(1,254)	(1,404)	(1,091)	(941)

Loss attributable to common stockholders	$(6,824)	$(8,269)	$10,939)	$(11,215)	$(9,013)	$(6,653)	$(6,088)

Basic and diluted loss per common share(2)	$(1.05)	$(1.26)	$(1.66)	$(1.70)	$(1.34)	$(0.99)	$(0.89)

Weighted average shares outstanding(2)	6,507,323	6,551,622	6,597,638	6,602,871	6,732,797	6,710,741	6,839,287

						As of
						September
	As of December 31,					30,
	2000	2001	2002	2003(1)	2004	2005
			(Dollars in thousands)

Consolidated Balance Sheet Data:
Cash and cash equivalents	$10,791	$5,356	$620	$8,007	$1,254	$439
Working capital (deficit)	9,896	4,590	(933)	4,518	(4,953)	(7,898)
Total assets	11,232	5,654	951	8,196	2,627	1,560
Long-term debt	5,709	5,407	7,085	10,272	11,573	13,509
Redeemable convertible preferred stock	17,147	19,201	20,456	24,099	25,354	26,295
Accumulated deficit	(22,998)	(30,013)	(39,664)	(50,411)	(59,292)	(65,358)
Total stockholders’ deficit	(13,931)	(21,174)	(31,430)	(43,652)	(52,379)	(57,832)

(1)	As restated, see Note 11 to EpiCept’s December 31, 2004 and 2003 consolidated financial statements.

(2)	Share and per share amounts have been restated for each of the five years in the period ended December 31, 2004. See Note 11 to EpiCept’s consolidated financial statements for the effect on 2002, 2003 and 2004.

(3)	As restated, see Note 10 to EpiCept’s September 30, 2005 and 2004 condensed consolidated financial statements.

9.  Epicept Unaudited Pro Forma Condensed Consolidated Financial Statements
     The following unaudited pro forma condensed consolidated financial statements give effect to the merger of EpiCept and Maxim in a transaction to be accounted for as an asset purchase by EpiCept. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of EpiCept and Maxim as of September 30, 2005, giving effect to the merger as if it occurred on September 30, 2005. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 combines the historical consolidated statement of operations of EpiCept for the year ended December 31, 2004 with the historical consolidated statement of operations of Maxim for the year ended September 30, 2004, adjusted to exclude the results of operations for the three months ended December 31, 2003 and to include the results of operations for the three months ended December 31, 2004. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2005 combines the historical consolidated statement of operations of EpiCept for the nine months ended September 30, 2005 with the historical consolidated statement of operations of Maxim for the year ended September 30, 2005, adjusted to exclude the results of operations for the three months ended December 31, 2004. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 give effect to the merger as if it occurred on January 1, 2004 and reflect only pro forma adjustments expected to have a continuing impact on the results of operations.
     These unaudited pro forma condensed consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the periods presented, or that may be realized in the future. To produce the unaudited pro forma financial information, EpiCept preliminarily allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information in preparing a preliminary value. To the extent there are significant changes to Maxim’s business, the assumptions and estimates herein could change significantly. Furthermore, the parties may have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial information does not reflect these potential expenses and efficiencies. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements, including the related notes, of EpiCept and Maxim covering these periods, included in the U.S. and Swedish Prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2005

			Pro Forma	Note 3	Consolidated
	EpiCept	Maxim	Adjustments	Reference	Pro Forma
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$439	$7,560	—		$7,999
Investments in marketable securities	—	15,206	—		15,206
Prepaid expenses and other current assets	71	775	—		846

Total current assets	510	23,541	—		24,051
Property and equipment, net	70	2,063	974	Q	3,107
Restricted cash and cash equivalents	—	264	—		264
Deferred financing and acquisition costs	964	—	(949)	E	15
Patents and licenses, net	—	4,878	(4,878)	D	—
Intangible assets	—	—	526	S	526
Other assets	16	136	—		152

Total assets	$1,560	$30,882	$(4,327)		$28,115

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	$1,908	$2,486			$4,394
Accrued expenses	2,344	2,490	1,552	F	6,971
			(1,215)	G
			1,800	B
Warrant liability	143	—	(143)	H	—
Notes and loans payable, current portion	1,446	253	—		1,699
Deferred revenue, current portion	2,567	23	(23)	W	2,567

Total current liabilities	8,408	5,252	1,971		15,631

Notes and loans payable	13,509	—	(9,951)	G	3,558
Deferred revenue	5,307	—	—		5,307
Accrued and contingent interest	1,289	—	—		1,289
Deferred rent and other non-current liabilities	—	—	—		—

Total long term liabilities	20,105	—	(9,951)		10,154

Total liabilities	28,513	5,252	(7,980)		25,785
Commitments
Redeemable convertible preferred stock	26,295	—	(26,295)	I	—
Warrants	4,584	—	(4,584)	J	—
Convertible preferred stock	8,226	—	(8,226)	I	—
Common stock	1	28	(28)	C	7
			6	A,G,I,J
Additional paid in capital	150	404,888	(404,888)	C	104,376
			143	H
			4,584	J
			34,517	1
			11,164	G
			41,388	A
			10,143	K
			2,362	L
			(75)	M
Accumulated deficit	(65,358)	(379,165)	379,165	C
			(1,552)	F
			(10,143)	K
			(2,362)	L
			75	M
			(49)	E
			(21,813)	R
					(101,202)
Accumulated other comprehensive loss	(776)	(121)	121	C	(776)
Treasury stock	(75)	—	—		(75)

Total stockholders’ (deficit) equity	(57,832)	25,630	34,532		2,330

Total liabilities and stockholders’ (deficit) equity	$1,560	$30,882	$(4,327)		$28,115

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2004

			Pro Forma	Note 3	Consolidated
	EpiCept	Maxim	Adjustments	Reference	Pro Forma
	(Dollars in thousands, except share and per share amounts)

Revenue	$1,115	$3,062	—		$4,177

Operating expenses:
General and administrative	4,408	7,080	385	X	11,873
Business development and marketing	—	4,943	—		4,943
Research and development	1,784	35,541	788	N	38,303
			102	X
			88	Y
Provisions for note receivable and loan guarantee to/for officers	—	1,330	—		1,330

Total operating expenses	6,192	48,894	1,363		56,449

Loss from operations	(5,077)	(45,832)	(1,363)		(52,272)

Other income (expense):
Interest and investment income	40	1,205	—		1,245
Foreign exchange gain	(176)	—	—		(176)
Interest expense	(2,670)	(62)	1,705	T	(1,027)
Other	—	5			5

Other (expense) income, net	(2,806)	1,148	1,705		47

Loss before benefit for income taxes	(7,883)	(44,684)	342		(52,225)
Benefit for income taxes	275	—	—		275

Net loss	(7,608)	(44,684)	342		(51,950)
Redeemable convertible preferred stock dividends	(1,405)	—	1,405	P	—

Loss attributable to common stockholders	$(9,013)	$(44,684)	$1,747		$(51,950)

Basic and diluted loss per share	$(1.34)	$(1.58)			$(2.69)
Weighted average shares outstanding	6,732,797	28,356,192	(15,778,874)	O	19,310,115
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2005

			Pro Forma	Note 3	Consolidated
	EpiCept	Maxim	Adjustments	Reference	Pro Forma
	(Dollars in thousands, except share and per share amounts)

Revenue	$1,134	$1,317	—		$2,451

Operating expenses:
General and administrative	4,589	7,276	288	X	12,153
Business development and marketing	—	1,336	—		1,336
Research and development	1,387	10,840	254	N	12,624
			77	X
			66	Y
Provisions for note receivable and loan guarantee to/for officers	—	418	—		418

Total operating expenses	5,976	19,870	685		26,531

Loss from operations	(4,842)	(18,553)	(685)		(24,080)

Other income (expense):
Interest and investment income	15	473	—		488
Foreign exchange gain	325	—	—		325
Interest expense	(1,369)	(25)	650	U	(744)
Change in value of warrants and derivatives	724	—	(724)	V	—
Other	—	(1)	—		(1)

Other income (expense), net	(305)	447	(74)		68

Loss before benefit for income taxes	(5,147)	(18,106)	(759)		(24,012)
Benefit for income taxes	—	—	—		—

Net loss	(5,147)	(18,106)	(759)		(24,012)
Redeemable convertible preferred stock dividends	(941)	—	941	P	—

Loss attributable to common stockholders	$(6,088)	$(18,106)	$182		$(24,012)

Basic and diluted loss per share	$(0.89)	$(0.63)			$(1.24)
Weighted average shares outstanding	6,839,287	28,563,705	(16,009,019)	O	19,393,973

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(1) Description of Transaction and Basis of Presentation
     On September 6, 2005, EpiCept and Maxim signed an Agreement and Plan of Merger under which a wholly-owned subsidiary of EpiCept will merge with and into Maxim in a transaction to be accounted for as an asset purchase by EpiCept. The assets and liabilities of Maxim will be recorded as of the acquisition date at their estimated fair values. The reported consolidated financial condition and results of operations of EpiCept after completion of the merger will reflect these values, but will not be restated retroactively to reflect historical consolidated financial position or results of operations at Maxim. The transaction is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Under the terms of the merger agreement, each share of Maxim common stock outstanding at the closing of the merger will be exchanged for approximately 0.194034 of a share of EpiCept common stock, plus cash in lieu of fractional shares. In addition, certain options and warrants to purchase Maxim common stock that are outstanding on the closing date will be assumed by EpiCept and will thereafter constitute an option or warrant to acquire the number of shares of EpiCept common stock determined by multiplying the number of shares of Maxim common stock subject to the option or warrant immediately prior to the merger by approximately 0.194034, rounded down to the nearest whole share, with an exercise price equal to the exercise price of the assumed Maxim option or warrant divided by approximately 0.194034, rounded up to the nearest whole cent. Each of these options and warrants will be subject to the same terms and conditions that were in effect for the related Maxim options and warrants. On November 15, 2005, EpiCept completed a private placement of $2.0 million aggregate principal amount of 8% Senior Notes due on October 30, 2006 (the November 2005 Senior Notes) with a group of existing stockholders. Upon closing of the proposed merger, the November 2005 Senior Notes including accrued interest will convert into approximately 0.7 million shares of common stock in EpiCept. As a result of the issuance of the November 2005 Senior Notes in November 2005, the exchange ratio of 0.194034 will be adjusted upward so that the former Maxim stockholders will still receive approximately 28% of the combined company after the completion of the proposed merger. Based upon an estimated closing date on or about January 4, 2006, the new exchange ratio will be approximately 0.203969. The merger is subject to customary closing conditions.
(2) Purchase Price
     A preliminary estimate of the purchase price is as follows (table in thousands):

Fair value of EpiCept shares issued	$40 389
Estimated fair value of Maxim stock options exchanged for EpiCept stock options	621
Estimated fair value of Maxim warrants exchanged for EpiCept warrants	378

Subtotal	41 388
Estimated transaction costs incurred by EpiCept	2,700

Estimated purchase price	$44,088

     For pro forma purposes, the fair value of the EpiCept shares used in determining the purchase price was $7.33 per share, which is the implied price of EpiCept common stock based on (i) the average closing price of Maxim common stock on the two full trading days immediately preceding the public announcement of the merger, the trading day the merger was announced and the two full trading days immediately following such public announcement and (ii) the exchange ratio of 0.194034. The fair value of the EpiCept stock options and warrants exchanged was determined by using the Black-Scholes option pricing model with the following assumptions: stock price of $7.33, which is the value ascribed to the EpiCept shares in determining the purchase price; volatility of 85%; risk-free interest rate of 3.67%; and an expected life of 4.0 years.
     For pro forma purposes, the estimated purchase price has been allocated based on a preliminary valuation of Maxim’s tangible and intangible assets and liabilities based on their estimated fair values as of September 30, 2005 (table in thousands):

Total current assets	$23,541
Property and equipment	3,037
Other assets	400
In-process technology	21,813
Intangible assets (assembled workforce)	526
Total current liabilities	(5,229)

Total	$44,088

     The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and the fair values of liabilities assumed as of the date that the merger is consummated.
     The purchase price allocation will remain preliminary until EpiCept completes a valuation of significant identifiable intangible assets acquired (including in-process research and development) and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after completion of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed consolidated financial statements.
     The estimated fair value attributed to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the expected closing date of the merger, will not have reached technological feasibility and have no alternative future use. Only those research projects that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed were included in the estimated fair value. Accordingly, the in-process research and development primarily represents the estimated fair value of Ceplene, Maxim’s drug currently in Phase III development for the treatment of advanced myeloid leukemia. The estimated fair value of the in-process research and development was determined based on a discounted forecast of the estimated net future cash flows for each project, adjusted for the estimated probability of technical success and Food and Drug Administration, or FDA, or European Agency for the Evaluation of Medicinal Products, or EMEA, approval for each research project. In-process research and development will be expensed immediately following completion of the merger.

(3) Pro Forma Adjustments
     (A) To record the value of the EpiCept common stock, stock options and warrants issued in the merger. Cash paid in lieu of fractional shares will be from existing cash balances and cannot be estimated at this time (see Note 2).
     (B) To record the estimated EpiCept transactions costs of $2.7 million less $0.9 million incurred as of September 30, 2005. Transactions costs incurred by Maxim will be expensed as incurred.
     (C) To eliminate Maxim’s historical stockholders’ equity accounts.
     (D) To eliminate Maxim’s capitalized patents and license acquisition costs.
     (E) To adjust EpiCept’s deferred financing costs to reflect the reduction in Senior Notes outstanding upon the completion of the merger and the acquisition costs applied in the purchase accounting.
     (F) To reflect the estimated liabilities assumed by EpiCept related to the change of control severance agreements. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item will be recorded as an expense immediately following completion of the merger.
     (G) To reflect the conversion of EpiCept’s tbg convertible loan of $2.5 million, bridge loan of $4.8 million, S3 million of Senior Notes and accrued interest of $1.2 million and $0.4 million in debt discount into common stock upon completion of the merger.
     (H) To eliminate the liability for warrants issued in connection with the Senior Notes issuance. Warrants associated with $3 million of Senior Notes converting into common stock will be canceled. Warrants associated with $1 million of Senior Notes will be exercised upon the completion of the merger.
     (I) To reflect the conversion of EpiCept preferred stock into common stock upon completion of the merger.
     (J) To reflect the exercise of the Preferred Stock bridge warrants upon completion of the merger.
     (K) To record the beneficial conversion feature arising from certain anti-dilution adjustments to EpiCept’s preferred stock as a result of the exercise of the bridge warrants. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item will be recorded as a charge immediately following completion of the merger.
     (L) To record the impact of the beneficial conversion feature related to the conversion of $3 million of EpiCept’s Senior Notes into common stock at a discount to the fair value of EpiCept common stock. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item will be recorded as an expense immediately following completion of the merger.

     (M) To record the change in fair value of warrants arising from the exercise into EpiCept common stock of 22,096 warrants issued in connection with the Senior Notes.
     (N) To adjust amounts related to Maxim’s patent costs.
     (O) To record the following adjustments:

		Nine months
		ended
	Year ended	September 30,
	December 31, 2004	2005
To eliminate Maxim’s historical weighted average shares outstanding	(28 356 192)	(28 563 705)
To reflect the issuance of EpiCept shares to Maxim stockholders’ to effect the merger	5,502,065	5,542,330
To reflect the issuance of EpiCept shares for the conversion of EpiCept’s preferred stock, convertible loans and exercise of warrants	12,124,851	12,138,888
To reflect a 1 for 4 reverse stock split, which is contingent on the closing of the merger, of EpiCept’s weighted historical shares outstanding	(5,049,598)	(5,126,532)

Pro Forma Adjustments weighted average shares outstanding	(15,778,874)	(16,009,019)

     (P) To eliminate the redeemable convertible preferred stock dividends.
     (Q) To record the adjustment of Maxim’s property and equipment at fair value. (See Note 2)
     (R) To record the estimated fair value of in-process research and development acquired in the merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item will be recorded as an expense immediately following completion of the merger.
     (S) To record the estimated fair value of intangible assets acquired in the merger.
     (T) To eliminate 2004 interest expense and beneficial conversion feature resulting from the conversion of the bridge loan into common stock upon the completion of the merger.
     (U) To eliminate 2005 interest expense upon conversion of the bridge loan and $3 million of the Senior Notes into common stock upon the completion of the merger.
     (V) To adjust the change in value of the warrants and derivatives upon the conversion of $3 million of the Senior Notes. Warrants associated with $1 million of Senior Notes will be exercised upon the completion of the merger.
     (W) To eliminate Maxim’s deferred revenue associated with a licensing agreement.
     (X) To record the amortization and depreciation on tangible assets acquired over its remaining estimated useful life. EpiCept recorded additional depreciation resulting from the upward adjustment of Maxim’s property and equipment to reflect it at estimated fair value.
     (Y) To record amortization of fair value of assembled workforce over its remaining estimated useful life.

10. Working Capital
EpiCept does not have sufficient working capital for the next 12 month period upon completion of the proposed merger to meet its current business plan.
EpiCept believes that its existing cash resources, cash available upon completion of the merger with Maxim, future payments from EpiCept’s strategic partners, future sales of its New Jersey net operating loss carry forwards and interest earned on cash balances and investments will be sufficient to meet EpiCept’s projected operating requirements through the third quarter of 2006.
In order to continue its operations beyond the third quarter of 2006, the Company may explore a variety of alternative funding strategies.
11. EpiCept Dividend Policy
     EpiCept has never declared or paid cash dividends on its capital stock. EpiCept does not anticipate paying any cash dividends on its capital stock in the foreseeable future. EpiCept currently intends to retain all available funds and any future earnings to fund the development and growth of its business.
12. Risk Factors
     The risk factors below should be considered in conjunction with the other information included in the Swedish Prospectus. References to “we,” “us” and “our” below refer to the operations of the combined organization following the completion of the merger between EpiCept and Maxim.
Risks Affecting EpiCept, Maxim and the Combined Organization
     EpiCept and Maxim each currently face the following risks and, as a result, we also expect that we will face these risks following the completion of the merger.
Risks Relating to our Financial Condition
•	Each of EpiCept and Maxim have had limited operating activities, which may make it difficult to evaluate the success of our respective business to date and to assess our future viability.
•	EpiCept and Maxim each have a history of losses, and as a result the combined organization may not be able to generate sufficient net revenue from product sales in the foreseeable future.

•	We may need substantial additional funding, may be unable to raise additional capital when needed and may not continue as a going concern. This could force us to delay, reduce or eliminate our product development and commercialization activities.

•	If certain contingent liabilities of Maxim mature into actual liabilities, our cash reserves and financial condition could be adversely affected.

•	Our quarterly financial results are likely to fluctuate significantly, which would have an adverse effect on our stock price.

•	EpiCept’s independent registered public accounting firm reported to EpiCept’s audit committee that a material weakness related to EpiCept’s internal controls and procedures existed, which could adversely impact EpiCept’s ability to report EpiCept’s consolidated financial results accurately and on a timely basis.

•	EpiCept’s recurring losses from operations and EpiCept’s stockholders’ deficit raise substantial doubt about EpiCept’s ability to continue as a going concern and as a result EpiCept’s independent registered public accounting firm included an explanatory paragraph in its report on EpiCept’s consolidated financial statements for the year ended December 31, 2004 with respect to this uncertainty.
Clinical and Regulatory Risks
•	If we are unable to successfully design, conduct and complete clinical trials, we will not be able to obtain regulatory approval for product candidates, which could delay or prevent us from being able to generate revenue from product sales.

•	We may not obtain regulatory clearance to market our product candidates on a timely basis, or at all.

•	Clinical trial designs that were discussed with regulatory authorities prior to their commencement may subsequently be considered insufficient for approval at the time of application for regulatory approval.

•	If we receive regulatory approval, our marketed products will also be subject to ongoing FDA obligations and continued regulatory review, and if we fail to comply with these regulations, we could lose approvals to market any products, and our business would be seriously harmed.

•	Even if the FDA approves our product candidates, the approval will be limited to those indications and conditions for which we are able to show clinical safety and efficacy.

•	The results of our clinical trials are uncertain, which could substantially delay or prevent us from bringing our product candidates to market.

•	The use of FDA-approved therapeutics in EpiCept’s product candidates could require us to conduct additional preclinical studies and clinical trials, which could increase development costs and lengthen the regulatory approval process.

•	In some instances, we rely on third parties, over which we have little or no control to conduct clinical trials for our products and their failure to perform their obligations in a timely or competent manner may delay development and commercialization of our product candidates.
Risks Relating to Commercialization
•	If we fail to enter into and maintain successful strategic alliances for our product candidates, we may have to reduce or delay our product commercialization or increase our expenditures.

•	If the market does not accept and use our product candidates, we will not achieve sufficient product revenues and our business will suffer.

•	Our product candidates could be rendered obsolete by technological change and medical advances, which would adversely affect the performance of our business.

•	We have no manufacturing capacity and anticipate continued reliance in third parties for the manufacture of our product candidates.

•	We may be the subject of costly product liability claims or product recalls, and we may be unable to obtain or maintain insurance adequate to cover potential liabilities.

•	The coverage and reimbursement status of newly approved healthcare drugs is uncertain and failure to obtain adequate coverage and reimbursement could limit our ability to market our products.

•	Foreign governments tend to impose strict price controls, which may adversely affect our future profitability.
Risks Relating to Our Business and Industry
•	Our failure to attract and retain skilled personnel could impair our product development and commercialization efforts.

•	We expect to expand our operations, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

•	Our competitors may develop and market drugs that are less expensive, safer, or more effective, which may diminish or eliminate the commercial success of any of our product candidates.

•	EpiCept GmbH, EpiCept’s German subsidiary, is subject to various risks associated with its international operations.
Risks Relating to Intellectual Property
•	If we are unable to protect our intellectual property, our competitors could develop and market products with features similar to our products and demand for our products may decline.

•	If we are sued for infringing intellectual property rights of third parties, such litigation will be costly and time consuming, and an unfavorable outcome could increase our costs or have a negative impact on our business.

•	We may be subject to damages resulting from claims that EpiCept’s or Maxim’s employees or EpiCept or Maxim has wrongfully used or disclosed alleged trade secrets of their former employers.
Risks Relating to the Common Stock Following the Merger
•	We expect that our stock price will fluctuate significantly due to external factors.

•	If the ownership of our common stock following the completion of the merger continues to be highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

•	If securities or industry analysts do not publish research or reports about the combined organization’s business, if they change their recommendations regarding the combined organization’s stock adversely or if the combined organization’s operating results do not meet their expectations, the combined organization’s stock price and trading volume could decline.

•	Future sales of common stock by our existing stockholders may cause our stock price to fall.

•	Provisions of our charter documents following the completion of the merger or Delaware law could delay or prevent an acquisition of us, even if the acquisition would be beneficial to our stockholders, and could make it more difficult for you to change management.

•	The requirements of being a public company may strain the combined organization’s resources and distract management.

•	EpiCept and Maxim have never paid dividends on their capital stock, and the combined organization does not anticipate paying any cash dividends in the foreseeable future.

•	Maxim has been named as a defendant in litigation that could result in substantial costs and divert management’s attention and resources.
13. EpiCept’s Management and Board of Directors

Name	Age	Position/Affiliation
John V. Talley	49	President, Chief Executive Officer and Director
Robert W. Cook	50	Chief Financial Officer — Senior Vice President, Finance and Administration
Dov Elefant	38	Controller-Vice President, Finance and Administration
Earle Lockhart, M.D.	64	Vice President, Clinical and Regulatory Affairs
Oliver Wiedemann, M.D.	46	Managing Director — Medical Affairs, EpiCept GmbH
Dileep Bhagwat, Ph.D., M.B.A.	54	Senior Vice President. Pharmaceutical Development

Name	Age	Position/Affiliation
RobertG. Savage	52	Chairman of the Board
Ernst-Günter Afting, M.D., Ph.D.	63	Director
Gert Caspritz, Ph.D.	56	Director
Mark Docherty	41	Director
Guy C. Jackson	63	Director
Thorlef Spickschen, Ph.D.	64	Director
Gerhard Waldheim	57	Director
     Upon the closing of the merger, John F. Bedard, a current director of Maxim, and a second current director of Maxim to be named by Maxim prior to the closing, will join the combined company’s board of directors. In addition, upon the closing of the merger, Dr. Ben Tseng, Maxim’s current Vice President, Research, will become the combined company’s Chief Scientific Officer.
14. EpiCept’s Scientific and Medical Advisory Board
     EpiCept’s Scientific and Medical Advisory Board is composed of individuals with expertise in clinical pharmacology, clinical medicine and regulatory matters. Advisory board members assist EpiCept in identifying scientific and product development opportunities and in reviewing with management progress of the EpiCept’s projects.
     Dr. Gavin Pasternak, Chief Advisor
     Prof. Dr. Christoph Stein
     Bruce F. Mackler, Ph.D., J.D., M.S.
     Dr. Howard Maibach
15. Auditors
     The independent registered public accounting firm Deloitte & Touche LLP has been the auditor of EpiCept since July 13, 2004.
16. EpiCept Principal Stockholders
     The following table sets forth information with respect to the beneficial ownership of EpiCept common stock as of September 30, 2005 as adjusted to give effect to a l-for-4 reverse split of EpiCept’s common stock, the conversion of EpiCept’s preferred stock and substantially all of its convertible debt into shares of EpiCept common stock and the exercise of warrants to purchase EpiCept common stock, all of which will occur immediately prior to the completion of the merger:
•	each stockholder known by EpiCept to own stock;

•	each of the named executive officers;

•	each of EpiCept’s directors; and

•	all of EpiCept’s directors and the named executive officers as a group.

     Upon the closing of the merger, John F. Bedard, a current director of Maxim, and a second current director of Maxim to be named by Maxim prior to the closing will join the combined company’s board of directors. It is expected that Mr, Bedard and the director to be named by Maxim prior to the closing will each own less than one percent (1%) of the outstanding shares of the combined company.

		Percent of Shares
		Beneficially Owned
	Number of Shares
	Beneficially Owned	Before the	After the
Name of Beneficial Owner	Prior to the Merger	Merger	Merger

5% Stockholders
TVM Techno Venture Management	4,388,322	31.7%	22.7%
Merlin General Partner II Limited	2,332,846	16.9	12.1
Private Equity Direct Finance	1,933,509	14.0	10.0
GZ Paul Partners B.V.	865,838	6.3	4.5
IKB Private Equity GmbH	712,730	5.2	3.7
Dr. Rainer Liedtke	1,073,547	7.8	5.6
Technologie-Beteiligungs Gesellschaft mbH	652,787	4.7	3.4
Executive Officers and Directors
John V. Talley	260,520	1.9	1.3
Robert W. Cook	—	—	—
Dov Elefant	56,250	*	*
Dr. Earle Lockhart	56,250	*	*
Scott B. Kozak[1]	45,000	*	*
Dr. Oliver Wiedemann	45,000	*	*
Dr. Dileep Bhagwat	—	—	—
Robert G. Savage	—	—	—
Prof. Ernst-Günter Afting	22,185	*	*
Dr. Gert Caspritz	4,388,322	31.7	22.7
Mark Docherty	2,332,846	16.9	12.1
Guy Jackson	—	—	—
Dr. Thorlef Spickschen	37,625	*	*
Gerhard Waldheim	70,029	*	*
All directors and named executive officers as a group (14 persons)	7,314,027	51.5	37.1

* Represents beneficial ownership of less than one percent (1%) of the outstanding shares of EpiCept common stock.
17. Certain Transactions With Management and Affiliates
  2002 Bridge Notes and Warrants
     In November 2002, EpiCept entered into a convertible bridge loan in an aggregate amount of up to $5,000,000. This convertible bridge loan is referred to in the U.S. Prospectus as the “2002 convertible bridge loan.” The lenders under the 2002 convertible bridge loan included Mr. John V. Talley, its President and Chief Executive Officer, and certain holders of its preferred stock, including TVM IV GmbH & Co. KG (“TVM IV”), Private Equity Direct Finance (“Private Equity”), The Merlin Biosciences Fund L.P., The

[1] Scott B. Kozak’s employment with EpiCept terminated on December 31, 2005.

Merlin Biosciences Fund GbR (collectively, the “Merlin Investors”) and Gold-Zack Partners I B.V. The 2002 Bridge Notes and Warrants are further described on page 87 of the U.S. Prospectus.
  Senior Notes
     In March 2005, EpiCept completed the private placement of $4,0 million in aggregate principal amount of its 8% Senior Notes due 2006. These notes are referred to in the U.S. Prospectus as the “2006 Notes.” The purchasers of the 2006 notes included Sanders Opportunity Fund, L.P., Sanders Opportunity Fund (Institutional), L.P. (collectively, the “Sanders Investors”) and certain holders of EpiCept’s preferred stock including TVM IV, Private Equity and the Merlin Investors. The 2006 Notes are further described on page 87 of the U.S. Prospectus.
     In November 2005, EpiCept completed the private placement of $2.0 million in aggregate principal amount of the November 2005 Senior Notes to certain of its existing stockholders. The November 2005 Senior Notes mature on October 30, 2006. In connection with the merger, all investors will convert their November 2005 Senior Notes into approximately 711,788 shares (giving effect to the one-for-four reverse stock split contemplated as part of the merger) of common stock of EpiCept at a conversion price of $ 0.71 contingent on closing of the merger.
  Amendment to Series B Warrants
     In August 2000, EpiCept issued two warrants (the “Series B Warrants”) to purchase its Series B convertible preferred stock to Alpinvest International B.V. and TVM III Limited Partnership (“TVM III”). In connection with the merger, the Series B Warrants were amended to provide that they expire at the effective time of the merger and that, immediately prior to the effective time, the Series B Warrants will be deemed exercised on a net issuance basis for 232,920 shares of EpiCept’s common stock based on an exercise price of $1.50.
  Amendment to Series C Warrant
     In November 2000, EpiCept issued a warrant (the “Series C Warrant”) to purchase its Series C convertible preferred stock to Private Equity. In connection with the merger, the Series C Warrant was amended to provide that it expires at the effective time of the merger and that, immediately prior to the effective time, the Series C Warrant will be deemed exercised on a net issuance basis for 524,074 shares of EpiCept’s common stock based on an exercise price of $1.50.
Termination of Existing Second Amended and Restated Registration Rights Agreement, Stockholder Rights Agreement and Voting Agreement
     EpiCept is currently a party to the Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), the Stockholder Rights Agreement, as amended to date (the “Stockholder Agreement”), and the Amended and Restated Voting Agreement, as amended to date (the “Voting Agreement”) with certain of its stockholders. In connection with the merger, each of these agreements was amended to provide for its termination immediately prior to the effective time of the merger. In addition, the Registration Rights Agreement was amended to clarify that no registration rights are triggered by the filing of the Registration Statement on Form S-4 with the SEC and the Stockholder Agreement was amended to clarify that the stockholders’ right of first refusal contained therein is not triggered by the issuance of EpiCept common stock to Maxim stockholders in the merger.
  Granting of Registration Rights to Certain Stockholders and Executive Officers
     In consideration for the termination of the Registration Rights Agreement and in anticipation of the merger, EpiCept entered into a new registration rights agreement pursuant to which TVM III, TVM IV, Private Equity, the Merlin Investors, the Sanders Investors and Mr. Talley have registration rights with respect to their shares of common stock following the completion of the merger. These registration rights include customary demand, piggyback and Form S-3 registration rights.
  Employment Agreements, Bonuses and Stock Option Grants
     EpiCept has employment agreements with Mr. John V. Talley, its President and Chief Executive Officer, and Mr. Robert Cook, its Chief Financial Officer.
     EpiCept’s board of directors has approved payments of bonuses to Messrs. Talley and Cook in the amounts of $250,000 and $90,000, respectively, A portion of such bonuses will be payable upon completion of the merger and the remainder will be payable upon a subsequent financing that fully funds the Company’s then current business plan.
      In addition, upon completion of the merger, EpiCept intends to grant options to purchase EpiCept’s common stock to the following executive officers and directors:

Name	Number of Shares
John V. Talley	1,119,485
Robert W. Cook	193,101
Dov Elefant	28,125
Earle Lockhart, M.D.	28,125
Oliver Wiedemann, M.D.	22,500
Dileep Bhagwat, Ph.D., M.B.A.	56,250
Robert G. Savage	100,000
Guy C. Jackson	35,000
Gerhard Waldheim	35,000
     EpiCept also intends to grant options to Mr. Bedard and Dr. Tseng after the completion of the merger of 35,000 and 20,000, respectively.
     All of the options to be granted will have an exercise price equal to the fair market value of EpiCept’s common stock at the completion of the merger and will vest over varying periods ranging up to 48 months from the date of grant.
18. Description of Epicept Capital Stock
General
     After the closing of the merger, the restated certificate of incorporation will authorize 50,000,000 shares of common stock, $0.0001 par value, and 5,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description of capital stock gives effect to a l-for-4 reverse split of EpiCept’s common stock, the conversion of EpiCept’s preferred stock and substantially all of its convertible debt into shares of EpiCept common stock and the exercise of warrants to purchase EpiCept common stock, all of which will occur immediately prior to the completion of the merger.
Common Stock
     Assuming the conversion of all of EpiCept’s outstanding preferred stock, the exercise of all outstanding warrants (other than those held by TVM IV, the Merlin Investors and Private Equity which are being cancelled as part of the amendments to the 2006 Notes), the conversion of the 2002 convertible bridge loan into 593,121 shares of common stock, the conversion of the 2006 Notes into 1,126,758 shares of common stock and the conversion of the tbg II loan into 282,885 shares of common stock at the closing of the merger, as of January 4, 2006 EpiCept would have had 14,549,802 shares of common stock outstanding that were held of record by approximately 85 stockholders.
     The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably any dividends that may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of EpiCept’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable, and the shares of common stock to be issued upon the closing of this offering will be fully paid and nonassessable.
Preferred Stock
     Upon the closing of the merger, EpiCept’s board of directors will have the authority, without action by its stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series. The board of directors may also designate the rights, preferences and privileges of each series of preferred stock; any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of EpiCept without further action by the stockholders.

EpiCept has no present plans to issue any shares of preferred stock.
Stock Market Listings
     Prior to January 5, 2006 EpiCept’s common stock was not listed for trading on any securities exchange, but EpiCept was required to file reports with the SEC. EpiCept has applied to have its common stock quoted upon the closing of the merger with Maxim on the Nasdaq National Market (primary listing) and will be admitted for trading on January 5, 2006 under the symbol “EPCT”. EpiCept has also applied to have its common stock quoted on the Stockholm Stock Exchange (secondary listing) under the symbol “EPCT.”
19. Documents on Display
Copies of EpiCept’s certificate of incorporation and bylaws and consolidated historical financial statements (including the independent auditors’ report thereon) for the last three fiscal years, will be available for inspection on EpiCept’s website at www.epicept.com or via the website of the SEC at www.sec.gov.
For and on behalf of EpiCept Corporation

John W. Talley
Chief Executive Officer

Exhibit D
EPICEPT AND MAXIM
UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
      The following unaudited pro forma condensed consolidated financial statements give effect to the merger of EpiCept and Maxim in a transaction to be accounted for as an asset purchase by EpiCept. The unaudited pro forma condensed consolidated balance sheet combines the historical consolidated balance sheets of EpiCept and Maxim as of September 30, 2005, giving effect to the merger as if it occurred on September 30, 2005. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 combines the historical consolidated statement of operations of EpiCept for the year ended December 31, 2004 with the historical consolidated statement of operations of Maxim for the year ended September 30, 2004, adjusted to exclude the results of operations for the three months ended December 31, 2003 and to include the results of operations for the three months ended December 31, 2004. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2005 combines the historical consolidated statement of operations of EpiCept for the nine months ended September 30, 2005 with the historical consolidated statement of operations of Maxim for the for year ended September 30, 2005, adjusted to exclude the results of operations for the three months ended December 31, 2004. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2004 and the nine months ended September 30, 2005 give effect to the merger as if it occurred on January 1, 2004 and reflect only pro forma adjustments expected to have a continuing impact on the results of operations.
      These unaudited pro forma condensed consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the periods presented, or that may be realized in the future. To produce the unaudited pro forma financial information, EpiCept preliminarily allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information in preparing a preliminary value. To the extent there are significant changes to Maxim’s business, the assumptions and estimates herein could change significantly. Furthermore, the parties may have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial information does not reflect these potential expenses and efficiencies. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements, including the related notes, of EpiCept and Maxim covering these periods, included in the U.S. and Swedish Prospectus.

1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2005

			Pro Forma	Note 3	Pro Forma
	EpiCept	Maxim	Adjustments	Reference	Combined

	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$439	$7,560	—		$7,999
Investments in marketable securities	—	15,206	—		15,206
Prepaid expenses and other current assets	71	775	—		846

Total current assets	510	23,541	—		24,051
Property and equipment, net	70	2,063	974	Q	3,107
Restricted cash and cash equivalents	—	264	—		264
Deferred financing and acquisition costs	964	—	(949)	E	15
Patents and licenses, net	—	4,878	(4,878)	D	—
Intangible assets			526	S	526
Other assets	16	136	—		152

Total assets	$1,560	$30,882	$(4,327)		$28,115

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	$1,908	$2,486	—		$4,394
Accrued expenses	2,344	2,490	1,552	F	6,971
			(1,215)	G
			1,800	B
Warrant liability	143	—	(143)	H	—
Notes and loans payable, current portion	1,446	253	—		1,699
Deferred revenue, current portion	2,567	23	(23)	W	2,567

Total current liabilities	8,408	5,252	1,971		15,631

Notes and loans payable	13,509	—	(9,951)	G	3,558
Deferred revenue	5,307	—	—		5,307
Accrued and contingent interest	1,289	—	—		1,289
Deferred rent and other non-current liabilities	—	—	—		—

Total long term liabilities	20,105	—	(9,951)		10,154

Total liabilities	28,513	5,252	(7,980)		25,785
Commitments
Redeemable convertible preferred stock	26,295	—	(26,295)	I	—
Warrants	4,584	—	(4,584)	J	—
Convertible preferred stock	8,226	—	(8,226)	I	—
Common stock	1	28	(28)	C	7
			6	A,G,I,J
Additional paid in capital	150	404,888	(404,888)	C	104,376
			143	H
			4,584	J
			34,517	I
			11,164	G
			41,388	A
			10,143	K
			2,362	L
			(75)	M
Accumulated deficit	(65,358)	(379,165)	379,165	C
			(1,552)	F
			(10,143)	K
			(2,362)	L
			75	M
			(49)	E
			(21,813)	R
				Z
					(101,202)
Accumulated other comprehensive loss	(776)	(121)	121	C	(776)
Treasury stock	(75)	—	—		(75)

Total stockholders’ (deficit) equity	(57,832)	25,630	34,532		2,330

Total liabilities and stockholders’ (deficit) equity	$1,560	$30,882	$(4,327)		$28,115

2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
Year Ended December 31, 2004

			Pro Forma	Note 3	Consolidated
	EpiCept	Maxim	Adjustments	Reference	Pro Forma

	(Dollars in thousands, except share and per share amounts)
Revenue	$1,115	$3,062	—		$4,177

Operating expenses:
General and administrative	4,408	7,080	385	X	11,873
Business development and marketing	—	4,943	—		4,943
Research and development	1,784	35,541	788	N	38,303
			102	X
			88	Y
Provisions for note receivable and loan guarantee to/for officers	—	1,330	—		1,330

Total operating expenses	6,192	48,894	1,363		56,449

Loss from operations	(5,077)	(45,832)	(1,363)		(52,272)

Other income (expense):
Interest and investment income	40	1,205	—		1,245
Foreign exchange gain	(176)	—	—		(176)
Interest expense	(2,670)	(62)	1,705	T	(1,027)
Other	—	5			5

Other (expense) income, net	(2,806)	1,148	1,705		47

Loss before benefit for income taxes	(7,883)	(44,684)	342		(52,225)
Benefit for income taxes	275	—	—		275

Net loss	(7,608)	(44,684)	342		(51,950)
Redeemable convertible preferred stock dividends	(1,405)	—	1,405	P	—

Loss attributable to common stockholders	$(9,013)	$(44,684)	$1,747		$(51,950)

Basic and diluted loss per share	$(1.34)	$(1.58)			$(2.69)
Weighted average shares outstanding	6,732,797	28,356,192	(15,778,874)	O	19,310,115

3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
Nine Months Ended September 30, 2005

			Pro Forma	Note 3	Consolidated
	EpiCept	Maxim	Adjustments	Reference	Pro Forma

	(Dollars in thousands, except share and per share amounts)
Revenue	$1,134	$1,317	—		$2,451
Operating expenses:
General and administrative	4,589	7,276	288	X	12,153
Business development and marketing	—	1,336			1,336
Research and development	1,387	10,840	254	N	12,624
			77	X
			66	Y
Provisions for note receivable and loan guarantee to/for officers	—	418			418

Total operating expenses	5,976	19,870	685		26,531
Loss from operations	(4,842)	(18,553)	(685)		(24,080)
Other income (expense):
Interest and investment income	15	473	—		488
Foreign exchange gain	325	—	—		325
Interest expense	(1,369)	(25)	650	U	(744)
Change in value of warrants and derivatives	724		(724)	V	—
Other	—	(1)			(1)

Other income (expense), net	(305)	447	(74)		68
Loss before benefit for income taxes	(5,147)	(18,106)	(759)		(24,012)
Benefit for income taxes	—	—	—		—

Net loss	(5,147)	(18,106)	(759)		(24,012)
Redeemable convertible preferred stock dividends	(941)	—	941	P	—

Loss attributable to common stockholders	$(6,088)	$(18,106)	$182		$(24,012)

Basic and diluted loss per share	$(0.89)	$(0.63)			$(1.24)
Weighted average shares outstanding	6,839,287	28,563,705	(16,009,019)	O	19,393,973

4

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

1.	Description of Transaction and Basis of Presentation
      On September 6, 2005, EpiCept and Maxim signed an Agreement and Plan of Merger under which a wholly-owned subsidiary of EpiCept will merge with and into Maxim in a transaction to be accounted for as an asset purchase by EpiCept. The assets and liabilities of Maxim will be recorded as of the acquisition date at their estimated fair values. The reported consolidated financial condition and results of operations of EpiCept after completion of the merger will reflect these values, but will not be restated retroactively to reflect historical consolidated financial position or results of operations at Maxim. The transaction is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Under the terms of the merger agreement, each share of Maxim common stock outstanding at the closing of the merger will be exchanged for approximately 0.194034 of a share of EpiCept common stock, plus cash in lieu of fractional shares. In addition, certain options and warrants to purchase Maxim common stock that are outstanding on the closing date will be assumed by EpiCept and will thereafter constitute an option or warrant to acquire the number of shares of EpiCept common stock determined by multiplying the number of shares of Maxim common stock subject to the option or warrant immediately prior to the merger by approximately 0.194034, rounded down to the nearest whole share, with an exercise price equal to the exercise price of the assumed Maxim option or warrant divided by approximately 0.194034, rounded up to the nearest whole cent. Each of these options and warrants will be subject to the same terms and conditions that were in effect for the related Maxim options and warrants. On November 15, 2005, EpiCept completed a private placement of $2.0 million aggregate principal amount of 8% Senior Notes due on October 30, 2006 (the November 2005 Senior Notes) with a group of existing stockholders. Upon closing of the proposed merger, the November 2005 Senior Notes including accrued interest will convert into approximately 0.7 million shares of common stock in EpiCept. As a result of the issuance of the November 2005 Senior Notes in November 2005, the exchange ratio of 0.194034 will be adjusted upward so that the former Maxim stockholders will still receive approximately 28% of the combined company after the completion of the proposed merger. Based upon an estimated closing date on or about January 4, 2006, the new exchange ratio will be approximately 0.203969. The merger is subject to customary closing conditions.

2.	Purchase Price
      A preliminary estimate of the purchase price is as follows (table in thousands):

Fair value of EpiCept shares issued	$40,389
Estimated fair value of Maxim stock options exchanged for EpiCept stock options	621
Estimated fair value of Maxim warrants exchanged for EpiCept warrants	378

Subtotal	41,388
Estimated transaction costs incurred by EpiCept	2,700

Estimated purchase price	$44,088

      For pro forma purposes, the fair value of the EpiCept shares used in determining the purchase price was $7.33 per share, which is the implied price of EpiCept common stock based on (i) the average closing price of Maxim common stock on the two full trading days immediately preceding the public announcement of the merger, the trading day the merger was announced and the two full trading days immediately following such public announcement and (ii) the exchange ratio of 0.194034. The fair value of the EpiCept stock options and warrants exchanged was determined by using the Black-Scholes option pricing model with the following assumptions: stock price of $7.33, which is the value ascribed to the EpiCept shares in determining the purchase price; volatility of 85%; risk-free interest rate of 3.67%; and an expected life of 4.0 years.

5

      For pro forma purposes, the estimated purchase price has been allocated based on a preliminary valuation of Maxim’s tangible and intangible assets and liabilities based on their estimated fair values as of September 30, 2005 (table in thousands):

Total current assets	$23,541
Property and equipment	3,037
Other assets	400
In-process technology	21,813
Intangible assets (assembled workforce)	526
Total current liabilities	(5,229)

Total	$44,088

      The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and the fair values of liabilities assumed as of the date that the merger is consummated.
      The purchase price allocation will remain preliminary until EpiCept completes a valuation of significant identifiable intangible assets acquired (including in-process research and development) and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after completion of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed consolidated financial statements.
      The estimated fair value attributed to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the expected closing date of the merger, will not have reached technological feasibility and have no alternative future use. Only those research projects that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed were included in the estimated fair value. Accordingly, the in-process research and development primarily represents the estimated fair value of Ceplene, Maxim’s drug currently in Phase III development for the treatment of advanced myeloid leukemia. The estimated fair value of the in-process research and development was determined based on a discounted forecast of the estimated net future cash flows for each project, adjusted for the estimated probability of technical success and Food and Drug Administration, or FDA, or European Agency for the Evaluation of Medicinal Products, or EMEA, approval for each research project. In-process research and development will be expensed immediately following completion of the merger.

3.	Pro Forma Adjustments
      (A) To record the value of the EpiCept common stock, stock options and warrants issued in the merger. Cash paid in lieu of fractional shares will be from existing cash balances and cannot be estimated at this time (see Note 2).
      (B) To record the estimated EpiCept transactions costs of $2.7 million less $0.9 million incurred as of September 30, 2005. Transactions costs incurred by Maxim will be expensed as incurred.
      (C) To eliminate Maxim’s historical stockholders’ equity accounts.
      (D) To eliminate Maxim’s capitalized patents and license acquisition costs.
      (E) To adjust EpiCept’s deferred financing and acquisition costs to reflect the reduction in Senior Notes outstanding upon the completion of the merger and the acquisition costs applied in the purchase accounting.
      (F) To reflect the estimated liabilities assumed by EpiCept related to the change of control severance agreements. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item will be recorded as an expense immediately following completion of the merger.

6

      (G) To reflect the conversion of EpiCept’s tbg convertible loan of $2.5 million, bridge loan of $4.8 million, $3 million of Senior Notes and accrued interest of $1.2 million and $0.4 million in debt discount into common stock upon completion of the merger.
      (H) To eliminate the liability for warrants issued in connection with the Senior Notes issuance. Warrants associated with $3 million of Senior Notes converting into common stock will be canceled. Warrants associated with $1 million of Senior Notes will be exercised upon the completion of the merger.
      (I) To reflect the conversion of EpiCept preferred stock into common stock upon completion of the merger.
      (J) To reflect the exercise of the Preferred Stock bridge warrants upon completion of the merger.
      (K) To record the beneficial conversion feature arising from certain anti-dilution adjustments to EpiCept’s preferred stock as a result of the exercise of the bridge warrants. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item will be recorded as an expense immediately following completion of the merger.
      (L) To record the impact of the beneficial conversion feature related to the conversion of $3 million of EpiCept’s Senior Notes into common stock at a discount to the fair value of EpiCept common stock. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item will be recorded as an expense immediately following completion of the merger.
      (M) To record the change in fair value of warrants arising from the exercise into EpiCept common stock of 22,096 warrants issued in connection with the Senior Notes.
      (N) To adjust amounts related to Maxim’s patent costs.
      (O) To record the following adjustments:

		Nine months
		ended
	Year ended	September 30,
	December 31, 2004	2005

To eliminate Maxim’s historical weighted average shares outstanding	(28,356,192)	(28,563,705)
To reflect the issuance of EpiCept shares to Maxim stockholders’ to effect the merger	5,502,065	5,542,330
To reflect the issuance of EpiCept shares for the conversion of EpiCept’s preferred stock, convertible loans and exercise of warrants	12,124,851	12,138,888
To reflect a 1 for 4 reverse stock split, which is contingent on the closing of the merger, of EpiCept’s weighted historical shares outstanding	(5,049,598)	(5,126,532)

Pro Forma Adjustments weighted average shares outstanding	(15,778,874)	(16,009,019)

      (P) To eliminate the redeemable convertible preferred stock dividends.
      (Q) To record the adjustment of Maxim’s property and equipment at fair value. (See Note 2)
      (R) To record the estimated fair value of in-process research and development acquired in the merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed statements of operations. However, this item will be recorded as an expense immediately following completion of the merger.
      (S) To record the estimated fair value of intangible assets acquired in the merger.

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      (T) To eliminate 2004 interest expense and beneficial conversion feature resulting from the conversion of the bridge loan into common stock upon the completion of the merger.
      (U) To eliminate 2005 interest expense upon conversion of the bridge loan and $3 million of the Senior Notes into common stock upon the completion of the merger.
      (V) To adjust the change in value of the warrants and derivatives upon the conversion of $3 million of the Senior Notes. Warrants associated with $1 million of Senior Notes will be exercised upon the completion of the merger.
      (W) To eliminate Maxim’s deferred revenue associated with a licensing agreement.
      (X) To record the amortization and depreciation on tangible assets acquired over its remaining estimated useful life. EpiCept recorded additional depreciation resulting from the upward adjustment of Maxim’s property and equipment to reflect it at estimated fair value.
      (Y) To record amortization of fair value of assembled workforce over its remaining estimated useful life.

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Exhibit E
Working Capital Statement
EpiCept does not have sufficient working capital for the next 12 month period upon completion of the proposed merger to meet its current business plan. On November 15, 2005, the Company completed a private placement of $2.0 million aggregate principal amount of 8% Senior Notes to provide additional working capital. Upon the closing of the proposed merger, the Senior Notes will convert into approximately 0.7 million shares of common stock. EpiCept believes that its existing cash resources, cash available upon completion of the proposed merger, anticipated future payments from EpiCept’s strategic partners, future sales of New Jersey net operating loss carry forwards and interest earned on cash balances and investments will be sufficient to meet the Company’s projected operating requirements through the third quarter of 2006 (as stated in the Report on Form 10 Q for the quarter ended September 30, 2005). Funding needs to meet the current business plan approximate $5 million per quarter. In order to continue its operations beyond the third quarter of 2006, the Company may explore a variety of alternative funding strategies, among them:
•	licensing of commercial rights related to certain of its proprietary drug candidates that may result in upfront and milestone payments as well as royalties upon receipt of necessary marketing approvals;

•	raising additional funds through public or private financings of debt or equity;

•	reducing research and development expenses by delaying, discontinuing or reducing its development of one or more product candidates.
EpiCept’s future capital uses and requirements depend on numerous forward-looking factors. These factors include, but are not limited to, the following:
•	progress in EpiCept’s research and development programs, as well as the magnitude of these programs;

•	the timing, receipt and amount of milestone and other payments, if any, from present and future collaborators, if any;

•	its ability to establish and maintain additional collaborative arrangements;

•	the resources, time and costs required to successfully initiate and complete our preclinical and clinical trials, obtain regulatory approvals and protect its intellectual property;

•	the cost of preparing, filing, prosecuting, maintaining and enforcing patent claims; and

•	the timing, receipt and amount of sales and royalties, if any, from its potential products.
There can be no assurance that the funding, if needed, will be available on attractive terms, or at all. Furthermore, any additional equity financing may be dilutive to stockholders and debt financing, if available, may involve restrictive covenants and increased interest expense. Similarly, financing obtained through future co-development arrangements may require EpiCept to forego certain commercial rights to future drug candidates. EpiCept’s failure to raise capital as and when needed could have a negative impact on its financial condition and its ability to pursue its business strategy.